Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-213003

First Trust Alternative Opportunities Fund

Supplement dated February 15, 2023 to the

Prospectus and Statement of Additional Information (“SAI”) dated August 1, 2022

Effective February 15, 2023, Jeff O’Brien will step down from his position as portfolio manager of the First Trust Alternative Opportunities Fund. Accordingly, effective February 15, 2023, all references to Jeff O’Brien in the Prospectus and SAI are hereby deleted.

Please retain this Supplement with for future reference.